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                                                                     EXHIBIT 4.7


PLEASE SEE RESTRICTIVE LEGENDS ON REVERSE SIDE HEREOF

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

   NUMBER                                                           SHARES
  SPECIMEN                                                         SPECIMEN


                          GLOBAL MAINTECH CORPORATION



This certifies that                   SPECIMEN               is the owner and
                    _________________________________________

registered holder of    ---------------------------------------      Shares of
                    _______________________________________________

fully paid and nonassessable shares of Series B Convertible Preferred Stock,

no par value, of

                          Global MAINTECH Corporation

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and so be sealed with the seal of the corporation this __________________ day of ______________________ , _____,

_________________________________        ____________________________________
           Secretary                                     President

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The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws. Such shares of stock may not be sold, transferred or otherwise disposed of without either (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration or qualification under the federal Securities Act of 1933, as amended, and all applicable state securities laws; or (ii) such registration or qualification.

A full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by said corporation to any stockholder under request and without charge.







For Value Received _____________________ hereby sell, assign and transfer unto
______________________________________________________________________________
_______________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney
to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated ____________________, 19____           _______________________________

IN PRESENCE OF _____________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.